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                                                                    EXHIBIT (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 24, 2010, relating to the financial statements and financial highlights which appear in the March 31, 2010 Annual Reports to Shareholders of iShares 2012 S&P AMT-Free Municipal Series, iShares 2013 S&P AMT-Free Municipal Series, iShares 2014 S&P AMT-Free Municipal Series, iShares 2015 S&P AMT-Free Municipal Series, iShares 2016 S&P AMT-Free Municipal Series, iShares 2017 S&P AMT-Free Municipal Series, iShares Nasdaq Biotechnology Index Fund, iShares Russell 1000 Growth Index Fund, iShares Russell 1000 Index Fund, iShares Russell 1000 Value Index Fund, iShares Russell 2000 Growth Index Fund, iShares Russell 2000 Index Fund, iShares Russell 2000 Value Index Fund, iShares Russell 3000 Growth Index Fund, iShares Russell 3000 Index Fund, iShares Russell 3000 Value Index Fund, iShares Russell Microcap Index Fund, iShares Russell Midcap Growth Index Fund, iShares Russell Midcap Index Fund, iShares Russell Midcap Value Index Fund, iShares Russell Top 200 Growth Index Fund, iShares Russell Top 200 Index Fund, iShares Russell Top 200 Value Index Fund, iShares S&P 100 Index Fund, iShares S&P 500 Growth Index Fund, iShares S&P 500 Index Fund, iShares S&P 500 Value Index Fund, iShares S&P 1500 Index Fund, iShares S&P Asia 50 Index Fund, iShares S&P Developed ex-U.S. Property Index Fund, iShares S&P Emerging Markets Infrastructure Index Fund, iShares S&P Europe 350 Index Fund, iShares S&P Global 100 Index Fund, iShares S&P Global Clean Energy Index Fund, iShares S&P Global Consumer Discretionary Sector Index Fund, iShares S&P Global Consumer Staples Sector Index Fund, iShares S&P Global Energy Sector Index Fund, iShares S&P Global Financials Sector Index Fund, iShares S&P Global Healthcare Sector Index Fund, iShares S&P Global Industrials Sector Index Fund, iShares S&P Global Infrastructure Index Fund, iShares S&P Global Materials Sector Index Fund, iShares S&P Global Nuclear Energy Index Fund, iShares S&P Global Technology Sector Index Fund, iShares S&P Global Telecommunications Sector Index Fund, iShares S&P Global Timber and Forestry Index Fund, iShares S&P Global Utilities Sector Index Fund, iShares S&P India Nifty 50 Index Fund, iShares S&P Latin America 40 Index Fund, iShares S&P Midcap 400 Growth Index Fund, iShares S&P Midcap 400 Index Fund, iShares S&P Midcap 400 Value Index Fund, iShares S&P Smallcap 600 Growth Index Fund, iShares S&P Smallcap 600 Index Fund, iShares S&P Smallcap 600 Value Index Fund, iShares S&P U.S. Preferred Stock Index Fund, iShares S&P/TOPIX 150 Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
July 29, 2010